EXHIBIT E


Gentlemen:


          1. The Seller hereby acknowledges, represents, warrants covenants and agrees as follows:

                   (a) it has been furnished with full access to the books, records and reports of Genisys Reservation Systems, Inc. ("Company") and any documents which may have been made available upon request (collectively referred to as ("additional materials");

                   (b) it has been given the opportunity to ask questions of and receive answers from the Company's officers, directors, counsel and independent accountants concerning matters pertaining to an investment in the Company and has been given the opportunity to obtain such information necessary to verify the accuracy of information that was otherwise provided in order for it to evaluate the merits and risk of a purchase of Shares to the extent the Company possesses such information or can acquire it without unreasonable effort or expense and has not been furnished any offering literature except as mentioned herein;

                   (c) it has not been furnished with any oral representation or oral information in connection with the Shares;

                   (d) it is not relying on the Company, its officers, directors, employees, agents, investment bankers or attorneys, with respect to individual tax and other legal or economic considerations involved in this investment. The Seller has relied on its own knowledge and experience and that of. its legal and economic advisors in regard to the tax and other considerations involved in this investment. The Investor is capable of evaluating for itself the merits and risks of this investment;

                   (e) Seller will not sell or otherwise transfer the Shares without registration under the Securities Act of 1933 as amended (the "Securities Act") and appropriate state securities ("Blue Sky") laws or the availability of applicable exemptions therefrom and fully understands and agrees that it must bear the economic risks of its acquisition for an indefinite period of time because, among other reasons, the Shares have not been registered under the Securities Act or under the Blue Sky laws of any state and, therefore, cannot be resold, pledged, assigned, hypothecated or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable Blue Sky laws or pursuant to available exemptions from such registration. It also understands that neither the Company nor any other person is under any obligation to register the Shares on its behalf or to assist it in complying with any exemption from registration under the Securities Act or Blue Sky laws;

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                   (f) the Shares will be acquired solely for the account of the undersigned, for investment purposes only and are not being purchased for any distribution, subdivision or fractionalization thereof; the undersigned has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge any Shares to such person or anyone else and the undersigned has no present plan to enter into any such contract, undertaking, agreement or arrangement;

                   (g) it has furnished the Company, its investment bankers or attorneys with information about itself and such information is correct and complete as of the date of this Agreement.
If there should be any material change in such information it will mediately furnish such revised or corrected information to the Company, its investment bankers or attorneys; and

                   (h) it has made the foregoing representations, warranties, covenants and agreements knowing that they shall survive its acquisition of Shares.

          2. Investor Awareness. The undersigned acknowledges its complete understanding of the following facts:

            (a) the Company has limited operating history and that the Shares as an investment involve special risks;

                   (b) no federal or state agency has passed upon the investment quality of the Shares or made any finding or determination as to the fairness, merits or risks of any investment in them;

             (c) there are substantial risks of loss of the investment incident to the purchase of Shares; and

                   (d) the Shares have not been registered under the Securities Act or any Blue Sky laws and must be held indefinitely unless they are subsequently so registered or exemptions from such registration are available. The undersigned has no right to require that the Shares be registered under the Securities Act or any Blue Sky laws and the Shares cannot be sold without registration or other compliance with the Securities Act and applicable Blue Sky laws. In summary, the undersigned understands that the Shares have not been registered under the securities laws of any jurisdiction, that no one has any obligation to register them and that all Shares acquired by it may not be transferred unless they are registered, or an exemption from such registration is otherwise available.

          3. The undersigned agrees to execute an agreement restricting the sale of the securities issued by the Company acquired in this transaction. Such restriction shall be for a period of 24 months from the effective date of the acquisition of such shares.



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          4.       Modification. Neither this Agreement nor any provision hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, discharge or termination is sought;

          5. Notices. Any notice, demand or other communication which any party hereto may be required, or may elect, to give anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein or in the Memorandum or additional materials, or (b) delivered personally at such address, or (c) delivered by fax transmission to a fax number provided by such person (who confirms receipt thereof);

6. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties;

          7. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, legal representatives and assigns.


UNITED LEISURE INTERACTIVE. INC.


Harry Shuster
Chairman and Chief Executive Officer
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